Exhibit 99.1

Hinge Health Reports Second Quarter 2025 Financial Results

San Francisco, California – August 5, 2025 – Hinge Health, Inc. (NYSE: HNGE) today announced financial results for the second quarter ended June 30, 2025.

"In Q2 we delivered year-over-year revenue growth of 55% and a strong free cash flow margin, underlining the market's embrace of our AI-powered platform," said Daniel Perez, Co-Founder and CEO, Hinge Health. "The journey of automating healthcare delivery will be challenging, but we’re excited about our momentum and are moving with haste to capture this opportunity."

Second Quarter 2025 Financial Highlights:

•
Revenue increased 55% year-over-year to $139.1 million compared to revenue of $89.8 million in Q2 2024.
•
GAAP gross margin was 70% compared to 74% in Q2 2024. Non-GAAP gross margin was 83% compared to 77% in Q2 2024.
•
GAAP loss from operations was $580.7 million, which included $591.0 million in stock-based compensation expense, compared to GAAP loss from operations of $17.6 million in Q2 2024. Non-GAAP income from operations was $26.1 million compared to non-GAAP loss from operations of $14.4 million in Q2 2024.
•
Net cash provided by operating activities was $20.2 million compared to a net cash provided by operating activities of $14.9 million during Q2 2024. Free cash flow was $32.6 million, which included an adjustment of $14.2 million for employer taxes related to stock-based compensation at IPO, compared to free cash flow of $14.0 million during Q2 2024.
•
Cash, cash equivalents, marketable securities and restricted cash were $415.1 million as of June 30, 2025.

Key Metrics as of June 30, 2025:

•
LTM calculated billings of $568.4 million compared to $367.8 million for Q2 2024, an increase of 55%.
•
Number of clients increased 32% to 2,359 clients compared to 1,785 clients in Q2 2024.

Financial Outlook:

We are providing the following guidance for our third quarter and full year 2025:

•
Q3 2025: We expect our revenue to be between $141 million and $143 million, reflecting year-over-year growth of 41% at the midpoint. We expect our non-GAAP income from operations to be between $17 million and $21 million, compared to non-GAAP loss from operations of $3.7 million in Q3 2024.
•
Fiscal Year 2025: We expect our revenue to be between $548 million and $552 million, reflecting year- over-year growth of 41% at the midpoint. We expect our non-GAAP income from operations to be between $77 million and $83 million, compared to non-GAAP loss from operations of $26.1 million in 2024.

Statement Regarding Use of Non-GAAP Financial Measures

This press release uses non-GAAP financial measures, which are not calculated in accordance with generally accepted accounting principles of the United States (GAAP). For more information about these non-GAAP financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP, please see the "Non-GAAP Financial Measures" section below.

Moreover, we have not reconciled our non-GAAP income (loss) from operations guidance to GAAP income (loss) from operations because we do not and are not able to provide guidance for GAAP income (loss) from operations due to the uncertainty and potential variability of stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and adjustments, such as the excess inventory and transition charges, restructuring and other expense and acquisition related expense, which are reconciling items between non-GAAP and GAAP income (loss) from operations. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures. However, such items could have a significant impact on our future GAAP income (loss) from operations.

Hinge Health Earnings Webcast

We will host a conference call and webcast for investors on August 5, 2025 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss our financial results, business highlights and financial outlook. The live webcast of the conference call can be accessed by registering online at ir.hingehealth.com/events-presentations.

Following completion of the events, a webcast replay will also be available at ir.hingehealth.com for 12 months.

About Hinge Health

Hinge Health is focused on scaling and automating the delivery of health care, starting with musculoskeletal conditions. Leveraging an AI-powered care model, a wearable device, and access to expert clinicians, Hinge Health delivers personalized, evidence-based care that helps people move beyond pain, improving member outcomes and experiences and reducing costs for clients. The Company is headquartered in San Francisco, California.

Available Information

Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our Company through a variety of means, including filings with the U.S. Securities and Exchange Commission ("SEC"), the investor relations page on our website (ir.hingehealth.com), press releases, public conference calls, and webcasts in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our expectations regarding our financial position and operating performance, including our outlook and guidance for the third quarter of 2025 and guidance for full year 2025 and our assumptions underlying such guidance; our ability to drive future growth and execute on our goals and strategies; and our expectations regarding our product innovation. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” in our Prospectus dated May 21, 2025, filed with the SEC on May 22, 2025, and elsewhere in documents that we file with the SEC, including our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2025, which will be filed with the SEC on or around August 11, 2025. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligations to update any forward-looking statements, except as required by law.

HINGE HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

unaudited

(in thousands, except par value data)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$237,170	$300,785
Marketable securities	176,087	165,787
Accounts receivable, net of allowance for credit losses of $7,649 and $6,470 as of June 30, 2025 and December 31, 2024, respectively	99,299	42,495
Deferred commissions	24,354	18,615
Inventory	13,987	10,873
Prepaid expenses and other current assets	47,528	44,891
Total current assets	598,425	583,446
Goodwill	64,096	61,607
Intangible assets, net	2,961	1,807
Property, equipment and software, net	7,724	7,380
Operating lease right-of-use assets	8,605	9,607
Other assets	11,843	9,412
Total assets	$693,654	$673,259
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$34,898	$27,853
Operating lease liabilities	4,047	3,814
Deferred revenue	275,138	217,632
Total current liabilities	314,083	249,299
Operating lease liabilities, noncurrent	5,919	7,258
Total liabilities	320,002	256,557

Redeemable convertible preferred stock:
Redeemable convertible preferred stock; $0.00001 par value	199,874	851,272
Stockholders’ equity (deficit):
Common stock, $0.00001 par value	—	—
Class A common stock, $0.00001 par value	—	—
Class B common stock, $0.00001 par value	—	—
Additional paid-in capital	1,255,059	88,097
Accumulated other comprehensive gain (loss)	(34)	68
Accumulated deficit	(1,081,247)	(522,735)
Total stockholders’ equity (deficit)	173,778	(434,570)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$693,654	$673,259

HINGE HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

unaudited

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$139,098	$89,825	$262,923	$172,533
Cost of revenue	41,335	23,208	64,927	47,976
Gross profit	97,763	66,617	197,996	124,557
Operating expenses:
Research and development	279,962	24,920	303,462	54,683
Sales and marketing	147,228	44,894	193,944	87,037
General and administrative	251,244	14,354	268,125	31,812
Total operating expenses	678,434	84,168	765,531	173,532
Loss from operations	(580,671)	(17,551)	(567,535)	(48,975)
Other income:
Other income, net	4,694	4,986	9,695	10,104
Net loss before income taxes	(575,977)	(12,565)	(557,840)	(38,871)
Provision (benefit) for income taxes	(326)	361	672	519
Net loss	$(575,651)	$(12,926)	$(558,512)	$(39,390)
Adjustment to reflect deemed contribution from Series D and Series E redeemable convertible preferred stock extinguishment	—	—	104,174	—
Net loss attributable to common stockholders	$(575,651)	$(12,926)	$(454,338)	$(39,390)
Net loss per share attributable to common stockholders, basic and diluted	$(13.10)	$(0.96)	$(15.05)	$(2.93)

Weighted average shares attributable to common stockholders, basic and diluted	43,931	13,528	30,190	13,455

HINGE HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

unaudited

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating activities
Net loss	$(575,651)	$(12,926)	$(558,512)	$(39,390)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,343	1,554	2,646	3,168
Stock-based compensation	590,983	306	590,990	610
Amortization of deferred commissions	10,680	7,147	19,870	13,411
Accretion of discounts and amortization of premiums on marketable securities, net	277	11	326	217
Excess and obsolete inventory charge	—	1,309	—	1,812
Non-cash operating lease expense	843	925	1,688	1,833
Provision for credit losses	1,894	1,570	2,780	2,487
Deferred income taxes	90	—	96	—
Other	2	(6)	(2)	(3)
Changes in operating assets and liabilities:
Accounts receivable	(25,304)	(6,069)	(59,584)	(23,281)
Deferred commissions	(17,020)	(11,165)	(27,650)	(18,171)
Inventory	(1,202)	(402)	(3,114)	1,137
Prepaid expenses and other current assets	(14,743)	4,163	(6,609)	1,295
Other assets	(211)	(283)	(485)	239
Accounts payable and accrued liabilities	(8,713)	(15,574)	6,997	(7,661)
Operating lease liabilities	(851)	(1,195)	(1,792)	(2,372)
Deferred revenue	57,810	45,558	57,505	46,934
Net cash provided by (used in) operating activities	20,227	14,923	25,150	(17,735)
Investing activities:
Purchase of property and equipment	(197)	(437)	(248)	(567)
Capitalized internal use software	(1,630)	(497)	(2,336)	(1,316)
Purchases of marketable securities	(85,110)	(84,453)	(175,282)	(160,768)
Maturities of marketable securities	90,958	88,056	164,556	181,550
Acquisition of a business	—	—	(4,000)	—
Net cash provided by (used in) investing activities	4,021	2,669	(17,310)	18,899
Financing activities:
Proceeds from exercise of stock options	159	218	256	277
Proceeds from issuance of common stock in initial public offering, net of issuance costs	255,675	—	255,675	—
Tax withholdings on settlement of restricted stock units and performance-based restricted stock units	(272,258)	—	(272,258)	—
Payment on Repurchase Agreement with Coatue	(50,000)	—	(50,000)	—
Proceeds from repayment of non-recourse loans to employees	—	—	4,934	—
Payments for deferred offering costs	(9,134)	(125)	(10,061)	(125)
Net cash provided by (used in) financing activities	(75,558)	93	(71,454)	152
Net increase (decrease) in cash	(51,310)	17,685	(63,614)	1,316
Cash, cash equivalents and restricted cash, beginning of period	290,282	221,105	302,586	237,474
Cash, cash equivalents and restricted cash, end of period	$238,972	$238,790	$238,972	$238,790
Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$237,170	$236,628	$237,170	$236,628
Restricted cash	1,802	2,162	1,802	2,162
Total cash, cash equivalents and restricted cash	$238,972	$238,790	$238,972	$238,790

Glossary of Terms

LTM Calculated Billings: We believe calculated billings on a last 12-months basis helps investors better understand our performance for a particular period given the seasonality in our model due to quarterly fluctuations based on the timing of new client launches and number of intra-year launches. We anticipate that this seasonality will continue and therefore focus on LTM calculated billings. Our revenue generally does not reflect this seasonality and these quarterly fluctuations given that we recognize revenue ratably over the term that members have access to our platform. LTM calculated billings are defined as total revenue, plus the change in deferred revenue, less the change in contract assets for a given 12-month period.

Number of Clients: We view this number as an important metric to assess the performance of our business as an increased number of clients drives growth, increases brand awareness, and helps provide scale to our business. Clients are defined as businesses or organizations, which we call entities, that have at least one active agreement with us at the end of a particular period. Entities that procure our platform through our partners are counted as individual clients. We do not count our partners as clients, unless they also separately have at least one active client agreement with us. When a partner has an agreement with us for their fully-insured population, that partner is deemed to be one client, despite there being multiple fully-insured employers within that entity that have access to our platform.

Non-GAAP Financial Measures

In addition to our results prepared in accordance with GAAP, we believe the following non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations and operating margin, non-GAAP operating expenses, and free cash flow and free cash flow margin included in this press release, provide users of our financial information with additional useful information in evaluating our performance and liquidity and allows them to more readily compare our results across periods without the effect of non-cash and other items as detailed below. Additionally, our management and board of directors use our non-GAAP financial measures to evaluate our performance and liquidity, identify trends and make strategic decisions.

There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Our non-GAAP financial measures should not be considered in isolation or as alternatives to gross profit, gross margin, income (loss) from operations, net cash provided by (used in) operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.

Non-GAAP Gross Profit and Gross Margin

We define non-GAAP gross profit as gross profit presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including excess and obsolete inventory charges related to our AI-powered motion tracking technology transition, stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets, and restructuring and other expenses. We define non-GAAP gross margin as non-GAAP gross profit divided by revenue.

The principal limitation of non-GAAP gross profit and non-GAAP gross margin is that they exclude significant expenses that are required by GAAP to be recorded in our consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.

Non-GAAP Income (Loss) From Operations and Operating Margin

We define non-GAAP income (loss) from operations as income (loss) from operations presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including excess and obsolete inventory charges related to our AI-powered motion tracking technology transition, stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets, restructuring and other expenses and acquisition-related expenses. We define non-GAAP operating margin as non-GAAP income (loss) from operations divided by revenue.

The principal limitation of non-GAAP income (loss) from operations and non-GAAP operating margin is that they exclude significant expenses that are required by GAAP to be recorded in our consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.

Non-GAAP Operating Expenses

We define non-GAAP operating expenses as operating expenses presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, restructuring and other expenses and acquisition-related expenses.

The principal limitation of non-GAAP research and development expenses, non-GAAP sales and marketing expenses and non-GAAP general and administrative expenses is that they exclude significant expenses that are required by GAAP to be recorded in our consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.

Free Cash Flow and Free Cash Flow Margin

We define free cash flow as net cash provided by (used in) operating activities plus cash used for employer payroll taxes related to pre-IPO stock-based compensation less purchases of property, equipment and software (including capitalized internal-use software). We believe that free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by our operations that, after taking into account the employer payroll taxes paid as part of the vesting of shares at IPO as well as investments in property, equipment and software (including capitalized internal-use software), can be used for strategic initiatives, including investing in our business and strengthening our financial position. The principal limitation of free cash flow is that it does not represent the total increase or decrease in our cash balance for a given period. We define free cash flow margin as free cash flow divided by revenue.

We adjust the following items from one or more of our non-GAAP financial measures:

Excess and obsolete inventory charges. We exclude certain charges related to excess and obsolete inventory related to our AI-powered motion tracking technology transition, which was our strategic decision in the first half of 2023 to shift away from providing kits with tablets and wearable sensors. As part of this shift, we began to provide access to our platform through our app on members’ personal smartphones or tablets and replaced sensors for members with our proprietary AI-powered motion tracking technology. We exclude these charges because we do not believe these expenses have a direct correlation to the operating performance of our business.

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding our operating performance.

Employer payroll tax expense related to stock-based compensation. We exclude expenses for employer payroll taxes related to stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise, vesting or sale of underlying equity awards and the price of our common stock at the time of exercise, vesting or sale which may vary from period to period independent of the operating performance of our business.

Amortization of intangible assets. We exclude amortization of intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operating performance of our business.

Restructuring and other expenses. We exclude certain charges that are mainly attributable to workforce reduction in order to simplify our operations and better align our resources with our priorities. We exclude these charges because we do not believe these charges have a direct correlation to the operating performance of our business.

Acquisition-related expenses. We exclude certain charges that are attributable to acquiring businesses. We exclude these charges because we do not believe these charges have a direct correlation to the operating performance of our business.

HINGE HEALTH, INC.

unaudited

(in thousands, except percentages)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP gross profit	$97,763	$66,617	$197,996	$124,557
GAAP gross margin	70%	74%	75%	72%
Excess and obsolete inventory charges (1)	—	1,309	—	1,812
Stock-based compensation expense (2)	16,441	37	16,441	72
Employer payroll tax expense related to stock-based compensation	893	—	893	—
Amortization of intangible assets	225	95	406	189
Restructuring and other expenses	—	711	—	711
Non-GAAP gross profit	$115,322	$68,769	$215,736	$127,341
Non-GAAP gross margin	83%	77%	82%	74%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP loss from operations	$(580,671)	$(17,551)	$(567,535)	$(48,975)
GAAP operating margin	(417)%	(20)%	(216)%	(28)%
Excess and obsolete inventory charges (1)	—	1,309	—	1,812
Stock-based compensation expense (2)	590,983	306	590,990	610
Employer payroll tax expense related to stock-based compensation	14,227	(6,253)	14,227	(6,253)
Amortization of intangible assets	225	95	406	189
Restructuring and other expenses	—	7,599	—	8,671
Acquisition-related expenses	1,337	100	2,968	100
Non-GAAP income (loss) from operations	$26,101	$(14,395)	$41,056	$(43,846)
Non-GAAP operating margin	19%	(16)%	16%	(25)%

(1) Reflects our strategic decision in the first half of 2023 to shift away from providing kits with tablets and wearable sensors. As part of this shift, we began to provide access to our platform through our app on members’ personal smartphones or tablets and replaced all sensors for members with our proprietary AI-powered motion tracking technology.

(2) Stock-based compensation expense:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$16,441	$37	$16,441	$72
Research and development	248,809	81	248,809	161
Sales and marketing	95,050	89	95,050	181
General and administrative	230,683	99	230,690	196
	$590,983	$306	$590,990	$610

HINGE HEALTH, INC.

unaudited

(in thousands, except for percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP research and development	$279,962	$24,920	$303,462	$54,683
GAAP research and development as a percentage of revenue	201%	28%	115%	32%
Stock-based compensation expense (2)	(248,809)	(81)	(248,809)	(161)
Employer payroll tax expense related to stock-based compensation	(7,020)	2,852	(7,020)	2,852
Restructuring and other expenses	—	(3,428)	—	(4,394)
Acquisition-related expenses	(1,358)	—	(2,816)	—
Non-GAAP research and development	$22,775	$24,263	$44,817	$52,980
Non-GAAP research and development as a percentage of revenue	16%	27%	17%	31%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP sales and marketing	$147,228	$44,894	$193,944	$87,037
GAAP sales and marketing as a percentage of revenue	106%	50%	74%	50%
Stock-based compensation expense (2)	(95,050)	(89)	(95,050)	(181)
Employer payroll tax expense related to stock-based compensation	(2,630)	—	(2,630)	—
Restructuring and other expenses	—	(2,004)	—	(2,053)
Non-GAAP sales and marketing	$49,548	$42,801	$96,264	$84,803
Non-GAAP sales and marketing as a percentage of revenue	36%	48%	37%	49%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP general and administrative	$251,244	$14,354	$268,125	$31,812
GAAP general and administrative as a percentage of revenue	181%	16%	102%	18%
Stock-based compensation expense (2)	(230,683)	(99)	(230,690)	(196)
Employer payroll tax expense related to stock-based compensation	(3,684)	3,401	(3,684)	3,401
Restructuring and other expenses	—	(1,456)	—	(1,512)
Acquisition-related expenses	22	(100)	(153)	(100)
Non-GAAP general and administrative	$16,899	$16,100	$33,598	$33,405
Non-GAAP general and administrative as a percentage of revenue	12%	18%	13%	19%

(2) For details on stock-based compensation expense, see above.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$20,227	$14,923	$25,150	$(17,735)
Operating cash flow margin	15%	17%	10%	(10)%
Adjustment for employer taxes related to pre-IPO stock-based compensation	14,227	—	14,227	—
Less purchases of property, equipment and software (including capitalized internal use software)	(1,827)	(934)	(2,584)	(1,883)
Free cash flow	$32,627	$13,989	$36,793	$(19,618)
Free cash flow margin	23%	16%	14%	(11)%

Investor Relations Contact:

ir@hingehealth.com

Media Contact:

media@hingehealth.com